RENEWAL AND AMENDMENTS TO

                                One Time Program

                          INVESTMENT BANKING AGREEMENT



       THIS RENEWAL OF AND AMENDMENT TO THE INVESTMENT BANKING AGREEMENT made this ______ day of __________, 2001 by and between:

       GIVIGEST FIDUCIARIA  SA
       Corso Elvezia 4,
       CH-6901 Lugano, Switzerland
       a Swiss Corporation (hereinafter referred to as "GIVIGEST"), and;

       AIR PACKAGING TECHNOLOGIES, INC.
       25260 Rye Canyon Road,
       Valencia, California, USA
       (hereinafter referred to as "COMPANY");


 collectively GIVIGEST and COMPANY hereinafter referred to as "THE PARTIES".

                                   WITNESSETH:

       WHEREAS, GIVIGEST is an investment banking, financial, management consulting and strategic planning firm, with expertise in the dissemination of information about publicly traded companies, and is in the business of providing investor relations services and other related program services and products; and,

       WHEREAS, COMPANY is publicly held with its common stock trading Over the Counter (OTC) under the ticker symbol "AIRP", and

       WHEREAS, THE PARTIES did enter into an Investment Banking Agreement on March 27, 2000 and did modify said agreement be adopting of a Term Sheet on August 22, 2000 (hereinafter collectively referred to as "2000 IBA"), and

       WHEREAS, THE PARTIES desire to renew said 2000 IBA and make certain amendments thereto, and

       THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follow:

1.     One year Renewal of Investment Banking Agreement

       THE PARTIES hereby agree to the renewal of the 2000 IBA for a period of one year to begin April 1, 2001 (hereinafter referred to as "2001 IBA").


2.     Incorporation of Terms

THE PARTIES hereby agree that all of the terms and conditions of the 2000 IBA shall remain in full force and effect for the renewal period, except as may be amended or modified herein, and except that addendum "A" shall apply solely to the 2000 IBA.


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3. Amendments and Modifications

The PARTIES hereby agree that Addendum "B" attached hereto contains the amendments and modifications to the 2000 IBA and that all references in the 2000 IBA to Addendum "A" shall mean Addendum "B" when applied to the 2001 IBA.


For and in behalf of:                      For and in behalf of:

COMPANY                                    GIVIGEST

AIR PACKAGING TECHNOLOGIES, INC.           GIVIGEST FIDUCIARIA  SA

a US Company                               a Swiss Company

By _______________________              By ______________________
   Donald M. Ochacher                      Claudio Gianascio
   President                               President



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


                             GIVIGEST FIDUCIARIA SA
                          INVESTMENT BANKING AGREEMENT

                                  Addendum "B"

A.     SPECIFIC  SERVICES

1 Act as an investor relations contact in Europe, such information as is approved by COMPANY, responding to shareholders requests, and coordinating shareholder communication with COMPANY. One of GIVIGEST's representatives will be in charge of answering a dedicated telephone line and dedicated email address and coordinate with COMPANY all shareholders' questions by telephone, fax, or email.

2  Coordinate  with and  advise  COMPANY  on the  appointment  of an  additional
European  investor   relations  advisor  and  an  additional  US  advisor,   all
compensation of which are to be negotiated and paid by COMPANY.

3 Coordinate the preparation of research reports on COMPANY and its activities. All costs for printing and mailing will be pre-approved and paid for by COMPANY.

4 Continue to introduce COMPANY to institutional investors that would indicate an interest in COMPANY's business and activities. At COMPANY's request, or when it is deemed appropriate, GIVIGEST will organize one-on-one presentations or road shows to introduce COMPANY to the European financial community. COMPANY will pre-approve and pay for all costs, including travel, accommodations, space rental, and materials supplied during the presentations.

5  Evaluate  and  negotiate  alternative  listings  of  the COMPANY's stock.

6 Continue to introduce COMPANY to additional market makers and brokerage firms to broaden its base of investors.

7 Continue to introduce COMPANY to individuals who would have education, talents, or business experience that could bring additional breadth to the Board of Directors.

8 Makes a firm commitment to raise $1,250,000 in additional capital or convertible debt within 3 months from the effectiveness of this renewal
(hereinafer  referred  to as  "FIXED  COMMITMENT")  and to raise  an  additional
$1,250,000 on a best efforts basis, as needed, during the twelve months following the effective date (hereinafter referred to as "BEST EFFORTS COMMITMENT"). The exact terms of both commitments as to pricing, form, etc. will be fixed according to market conditions and will be agreed upon by THE PARTIES in each instant case.

B. COMPENSATION

1 All expenses incurred by GIVIGEST which have been pre-approved by the President of COMPANY, including but not limited to stationery, printing, travel, accommodations, and related business meals

2 A monthly retainer of $7,500 payable, in advance, by the last day of the previous month beginning March 31, 2001.

3 250,000 warrants to purchase the common stock of COMPANY upon execution of this renewal agreement. Each warrant shall entitle the holder to purchaser one share of the common stock of COMPANY at the closing Bid price of COMPANY'S common stock on March 23, 2001 for a period of three years from the ending day of the month in which this agreement is executed.


4 250,000 additional warrants on the same terms as B(3) above on the basis of one warrant for every $10 raised pursuant to A(8) above.

5 A Finder's fee equal to ten percent (10%) of all funds raised on behalf of COMPANY by GIVIGEST during the term of this agreement. Funds raised is defined as funds received by the Company through the efforts of Givigest including, but not limited to, convertible debt, equity, and exercise of warrants issued in conjunction with present, past, or future financings arranged by Givigest.

6 As additional consideration, GIVIGEST will have the following registration rights:

          i. In the event that COMPANY shall file, at any time any of the warrants are outstanding, a registration statement under which the issued shares and the shares underlying the above warrants could be registered, the COMPANY, upon the request of GIVIGEST, will use its best efforts to include the same under said registration statement.

          ii. In addition, GIVIGEST shall have the one time right to request the registration of the shares underlying the above warrants and COMPANY will use its best efforts to secure said registration.

          iii. In the case of any such registration filed by the COMPANY under either i or ii above, COMPANY shall use its best efforts to maintain it in an effective status for a minimum of one year from the effective date of the registration

For  and  in  behalf  of:                       For  and  in  behalf  of:

COMPANY                                         GIVIGEST

AIR  PACKAGING  TECHNOLOGIES,  INC.             GIVIGEST  FIDUCIARIA  SA
a  US  Company                                  a  Swiss  Company

By___________________________                By _______________________
Donald  M.  Ochacher                            Claudio  Gianascio
President                                       President